Exhibit 10.43

TERMINATION AND AMENDMENT TO THE SHARE PURCHASE AGREEMENT AND THE SHAREHOLDERS AGREEMENT

This TERMINATION AND AMENDMENT TO THE SHARE PURCHASE AGREEMENT AND THE SHAREHOLDERS AGREEMENT (this “Amendment”) is made and entered into on this 31 day of January 2024 by and among:

(i)	Kim, Sungkwon, an individual (Date of Birth: May 2, 1974) having an address at 76, Arisu-ro 25-gil, Gangdong-gu, Seoul, the Republic of Korea (“Korea”) (“Seller 1”); and

(ii)	King Bear Film LLC, a company having its principal place of business at 3435 Wilshire Blvd Suite 1100, Los Angeles, California 90010, USA (state registration number: 201627710383) (“Seller 2”).

Seller 1 and Seller 2 shall hereinafter be referred to individually as a “Seller” and collectively as the “Sellers.”

(iii)	K Enter Holdings Inc., a company having its principal place of business at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex (the “Purchaser”).

The Sellers and the Purchaser shall hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, on (i) April 12, 2023, the Parties entered into a share purchase agreement (the “Share Purchase Agreement”) whereby Seller 1 and Seller 2 agreed to each sell to the Purchaser, and the Purchaser agreed to purchase from each Seller, certain number of shares (the “Sale Shares”) of First Virtual Lab Inc., a company having its principal place of business at 2803-ho, GIFC Tower, 240, Kintex-ro, Ilsanseo-gu, Goyang-si, Gyeonggi-do, Korea (the “Company”), and a shareholders’ agreement regarding the rights and obligations related to the management of the Company (the “Shareholders Agreement”); and (ii) April 24, 2023, the Parties have entered into a share pledge agreement (the “Share Pledge Agreement”) in which the Purchaser, the Sellers, and the Sale Shares are defined as the pledgee, the pledgor, and pledged shares, respectively (the Share Purchase Agreement and the Share Pledge Agreement shall be referred to collectively as the “Terminating Agreements”); and

WHEREAS, the Parties have mutually agreed to retroactively terminate the Terminating Agreements with respect to Seller 2 and amend the Share Purchase Agreement and the Shareholders Agreement to make certain changes.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, the Parties agree as follows:

ARTICLE 1. TERMINATION AND AMENDMENT TO THE TERMINATING AGREEMENTS

(1)	The Parties have agreed to retroactively terminate the Terminating Agreements with respect to Seller 2 (the “Termination”). For the avoidance of any doubt, by the execution of this Amendment, the parties to the Terminating Agreements will be Seller 1 (whom shall be referred to as the “Seller” therein) and the Purchaser.

(2)	In accordance with the Termination, the Parties hereby unconditionally agree to retroactively invalidate all legal actions taken, and any rights and obligations held by each Party in relation thereto, with respect to Seller 2 under the Terminating Agreements, without any objections.

(3)	In addition to the exclusion of Seller 2 from the parties to the Terminating Agreements as contemplated under this Article 1, the Parties further agree to amend the Share Purchase Agreement as follows:

Before Amendment	After Amendment
WITNESSETH	WITNESSETH

WHEREAS, as of the Effective Date, Seller 1 and Seller 2 each owns 16,400 common shares and 15,600 common shares, respectively, out of the 44,444 common stock and 1,532 redeemable convertible preferred stock, each with par value of KRW5,000 per share issued by First Virtual Lab Inc., a company having its principal place of business at 2803-ho, GIFC Tower, 240, Kintex-ro, Ilsanseo-gu, Goyang-si, Gyeonggi-do, Korea (the “Company”);

<Omitted>

WHEREAS, as of the Effective Date (for the avoidance of any doubt, the Effective Date shall mean, either individually or collectively as the context may dictate, the execution date of certain Termination and Amendment to the Share Purchase Agreement and the Shareholders Agreement dated January 19, 2024 by and among the Seller, the Purchaser and King Bear Film LLC and/or the date on which the original Share Purchase Agreement was executed; the same shall apply hereinafter), Kim, Sungkwon (the “Seller”) ~~1 and Seller 2 each~~ owns ~~16,400~~12,833 common shares ~~and 15,600 common shares, respectively,~~ out of the ~~44,444~~34,777 common stock and ~~1,532~~1,199 redeemable convertible preferred stock, each with par value of KRW5,000 per share issued by First Virtual Lab Inc., a company having its principal place of business at 2803-ho, GIFC Tower, 240, Kintex-ro, Ilsanseo-gu, Goyang-si, Gyeonggi-do, Korea (the “Company”);

<Omitted>

WHEREAS, pursuant to this Agreement, Seller 1 and Seller 2 desire to each sell and transfer to the Purchaser, and the Purchaser desires to acquire and purchase from each Seller, 12,018 shares and 11,430 shares, respectively, of the common stock of the Company owned by the Sellers (each or collectively as the context may dictate, the “Sale Shares”).

WHEREAS, pursuant to this Agreement, the Seller ~~1 and Seller 2~~ desires to ~~each~~ sell and transfer to the Purchaser, and the Purchaser desires to acquire and purchase from ~~each~~ the Seller, ~~12,018~~9,404 shares ~~and 11,430 shares, respectively,~~ of the common stock of the Company owned by the Seller~~s~~ (~~each or collectively as the context may dictate,~~ the “Sale Shares”).

ARTICLE 1. DEFINITIONS	ARTICLE 1. DEFINITIONS

<Omitted>

“Material Adverse Effect” means, any fact, event, circumstance, effect or change (collectively, an “Effect”) that, individually or in the aggregate, (i) which is or could reasonably be expected to be materially adverse to the business, assets, Liabilities or condition (financial or otherwise), sales, profit, share value, or prospects of the Company, or (ii) any Effect which may or could reasonably be expected to prevent consummation of, or materially delay, this Transaction or cause this Transaction to be in violation of applicable Law.

“Material Contract” means any of the following written or oral contracts to which the Company is a party. For the purposes of calculating thresholds set forth below, contracts comprising the same transaction or series of related transactions shall be deemed to constitute a single contract:

<Omitted>

“Newly Incorporated Spin-off Company” means the company that has been newly established pursuant to the Spin-Off, which will engage in the Non-Target Businesses.

“Spin-Off” means the simple horizontal spin-off of the Company’s businesses, effective as of October 20, 2023, which has been completed in accordance with the Korean Commercial Code and the conditions agreed among the relevant parties, pursuant to which the Company’s prior businesses have been allocated such that the Newly Incorporated Spin-off Company will engage in those of the Company’s businesses whose scope has been separately agreed among the relevant parties (the “Non-Target Businesses”) and the Surviving Company will engage in the Company’s remaining businesses (the “Target Businesses”).

“Surviving Company” means the company that will engage in the Target Businesses after the Spin-Off.

<Omitted>

“Material Adverse Effect” means, any fact, event, circumstance, effect or change (collectively, an “Effect”) that, individually or in the aggregate, (i) which is or could reasonably be expected to be materially adverse to the business, assets, Liabilities or condition (financial or otherwise), sales, profit, share value, or prospects of the Company, or (ii) any Effect which may or could reasonably be expected to prevent consummation of, or materially delay, this Transaction or cause this Transaction to be in violation of applicable Law; provided, however, the Spin-Off shall not be deemed a Material Adverse Effect.

“Material Contract” means any of the following written or oral contracts to which the Company is a party. For the purposes of calculating thresholds set forth below, contracts comprising the same transaction or series of related transactions shall be deemed to constitute a single contract (provided, however, contracts related to the Spin-Off shall not be deemed a Material Contract):

2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, each of the Sellers agrees to sell to the Purchaser, and the Purchaser agrees to purchase from each of the Sellers, the Sale Shares.

2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, ~~each of~~ the Seller~~s~~ agrees to sell to the Purchaser, and the Purchaser agrees to purchase from ~~each of~~ the Seller~~s~~, the Sale Shares.

Seller	Number of Sale Shares	Seller	Number of Sale Shares
Seller 1	12,018	Seller ~~1~~	~~12,018~~9,404
Seller 2	11,430	~~Seller 2~~	~~11,430~~
TOTAL	23,448	~~TOTAL~~	~~23,448~~

2.2 Purchase Price.

(1) The purchase price for the Sale Shares payable by the Purchaser to each of the Sellers under this Agreement shall be, as determined based on the per share price of KRW1,087,523.93, as set forth in the table below, and the total aggregate amount of the purchase price payable by the Purchaser to the Sellers shall be KRW25,500,000,000 (each or collectively as the context may dictate, the “Purchase Price”). The payment of the Purchase Price shall be settled via delivery of newly issued shares to each of the Sellers that correspond to the Purchase Price (the exchange rate to be applied shall be the exchange rate first published by KEB Hana Bank on the date which is one (1) Business Day prior to the date upon which the new shares shall be delivered).

2.2 Purchase Price.

(1) The purchase price for the Sale Shares payable by the Purchaser to ~~each of~~ the Sellers under this Agreement shall be, as determined based on the per share price of KRW~~1,087,523,93~~555,926.17, as set forth in the table below (~~, and the total aggregate amount of the purchase price payable by the Purchaser to the Sellers shall be KRW25,500,000,000 (each or collectively as the context may dictate,~~ the “Purchase Price”). The payment of the Purchase Price shall be settled via delivery of newly issued shares to ~~each of~~ the Seller~~s~~ that correspond to the Purchase Price (the exchange rate to be applied shall be the exchange rate first published by KEB Hana Bank on the date which is one (1) Business Day prior to the date upon which the new shares shall be delivered).

Seller	Purchase Price(KRW)	Seller	Purchase Price(KRW)
Seller 1	13,069,728,761.51	Seller ~~1~~	~~13,069,728,761.51~~ 5,227,929,730.93
Seller 2	12,430,271,238.49	~~Seller 2~~	~~12,430,271,238.49~~
TOTAL	25,500,000,000	~~TOTAL~~	~~25,500,000,000~~
(2) The issuance of the newly issued shares of the SPAC under Section 2.2(1) shall be promptly performed to the extent practically feasible after the closing of the transaction under the merger agreement to be entered into between the Purchaser and the SPAC (the “Merger Agreement”).		(2) <Deleted>

3.1 Closing. The closing of the transaction relating to the sale and purchase of the Sale Shares (the “Closing”) shall, subject to the satisfaction of all of the conditions precedent to the Closing set forth in Article 6 (including where a Party waives the conditions precedent to the Closing in accordance with in Article 6), take place on the date upon which the execution and performance of the Merger Agreement shall have each been approved at the meeting of the shareholders of the Purchaser and the SPAC (in the event where the dates of approval differ, the later date) or such other date as agreed by the Parties (the “Closing Date”) at the offices of Lee & Ko located at 18F, New Hanjin Building, 63 Namdaemun-ro, Jung-gu, Seoul 04532, Korea or such other place as agreed by the Parties.	3.1 Closing. The closing of the transaction relating to the sale and purchase of the Sale Shares (the “Closing”) shall, subject to the satisfaction of all of the conditions precedent to the Closing set forth in Article 6 (including where a Party waives the conditions precedent to the Closing in accordance with in Article 6), take place on January 5, 2024~~the date upon which the execution and performance of the Merger Agreement shall have each been approved at the meeting of the shareholders of the Purchaser and the SPAC (in the event where the dates of approval differ, the later date such other date as agreed by the Parties~~ or such other date as designated by the purchaser (the “Closing Date”) at the offices of Lee & Ko located at 18F, New Hanjin Building, 63 Namdaemun-ro, Jung-gu, Seoul 04532, Korea or such other place as agreed by the Parties.

3.3 Purchaser’s Performance Obligations at the Closing. On the Closing Date, simultaneously with the Sellers’ performance of its obligations set forth in Section 3.2, the Purchaser shall perform the following:

(1) provide the Sellers with documents reasonably requested by the Sellers.

3.3 Purchaser’s Performance Obligations at the Closing. On the Closing Date, simultaneously with the Seller’s’ performance of its obligations set forth in Section 3.2, the Purchaser shall perform the following:

(1) delivery of new shares issued by the Purchaser as set forth in Section 2.2(1); and

(2) provision to the Sellers of documents reasonably requested by the Seller.

5.1 Pre-Closing Covenants.

<Omitted>

(3) Conduct of Business. Unless agreed in advance in writing by the Purchaser, the Sellers shall (i) operate the business of the Company in the Ordinary Course of Business, (ii) use best efforts to cause the Company to maintain the Company’s business, organization, Permits, goodwill and the Company’s relationships with its employees, customers, suppliers, lenders, Governmental Authorities and other parties having contractual or business relationships with the Company, and (iii) ensure that the Company does not engage in any activities set forth in Exhibit 5.1(3)(iii).

5.1 Pre-Closing Covenants.

<Omitted>

(3) Conduct of Business. Unless agreed in advance in writing by the Purchaser, the Sellers shall (i) operate the business of the Company in the Ordinary Course of Business, (ii) use best efforts to cause the Company to maintain the Company’s business, organization, Permits, goodwill and the Company’s relationships with its employees, customers, suppliers, lenders, Governmental Authorities and other parties having contractual or business relationships with the Company, and (iii) ensure that the Company does not engage in any activities set forth in Exhibit 5.1(3)(iii); provided, however, the Spin-Off shall be an exception to the foregoing.

6.1 Conditions Precedent to the Obligations of the Purchaser.

(4) the execution of and the performance of the obligations under the Merger Agreement shall have been validly and effectively approved by the shareholders’ meetings of the Purchaser and the SPAC, respectively;

6.1 Conditions Precedent to the Obligations of the Purchaser.

(4) <Deleted>

<Omitted>

(8) the Spin-Off shall have been lawfully and validly completed as stipulated in the Spin-Off plan in compliance with the Korean Commercial Code and other applicable Law.

6.2 Conditions Precedent to the Obligations of the Sellers.

(4) the execution of and the performance of the obligations under the Merger Agreement shall have been validly and effectively approved by the shareholders’ meetings of the Purchaser and the SPAC, respectively;

6.2 Conditions Precedent to the Obligations of the Seller~~s~~. <Deleted>

7.1 Indemnification by the Sellers. The Sellers shall jointly and severally indemnify the Purchaser for losses of the Purchaser arising out of a breach of the Sellers’ representation, warranty, covenant or obligation contained in this Agreement.	7.1 Indemnification by the Seller~~s~~. The Seller~~s~~ shall ~~jointly and severally~~ indemnify the Purchaser for losses of the Purchaser arising out of a breach of the Seller’s’ representation, warranty, covenant or obligation contained in this Agreement.
8.1 Termination by Mutual Agreement. At any time prior to the closing of the transaction contemplated under the Merger Agreement, this Agreement may be terminated by the written agreement of the Parties.	8.1 Termination by Mutual Agreement. At any time prior to the closing of the transaction contemplated under the merger agreement to be entered into between the Purchaser and the SPAC (the “Merger Agreement”), this Agreement may be terminated by the written agreement of the Parties.

8.3 Exercise of Termination Rights. (1) The Sellers shall be considered as a single party for the purposes of applying this Article 8.

(2) In the event that the Sellers intend to exercise their termination right under this Article 8, the Sellers shall be entitled to do so only jointly and not individually.

<Deleted>
8.4 Effect of Termination.	8.43 Effect of Termination.

EXHIBIT 4.2

REPRESENTATIONS AND WARRANTIES OF SELLERS RELATING TO COMPANY

<Omitted>

3. Capitalization. As of the Effective Date, the total number of the authorized shares of the Company is 1,000,000 shares, and the number of issued and outstanding shares is 44,444 shares of registered common stock and 1,532 shares of redeemable convertible preferred stock, each with the par value of KRW5,000. (Omitted)

EXHIBIT 4.2

REPRESENTATIONS AND WARRANTIES OF SELLER~~S~~ RELATING TO COMPANY

<Omitted>

3. Capitalization. As of the Effective Date, the total number of the authorized shares of the Company is 1,000,000 shares, and the number of issued and outstanding shares is ~~44,444~~34,777 shares of registered common stock and ~~1,532~~1,199 shares of redeemable convertible preferred stock, each with the par value of KRW5,000. (Omitted)

7. Financial Statements. The financial statements of the Company as of year 2022 (which shall mean the consolidated and unconsolidated financial statements, if consolidated financial statements have been prepared, or unconsolidated financial statements if consolidated financial statements have not been prepared; hereinafter the same) and the financial statements of the Company as of the end of the most recent fiscal year made available to the Purchaser (collectively, the “Financial Statements”) have been prepared in accordance with the International Financial Reporting Standards as adopted in Korea (“K-IFRS”) applied on a consistent basis throughout the relevant periods or generally accepted accounting principles (the “Accounting Principle”), and fairly present the financial status, financial performance, cash flow and change in the capital of the Company as of the dates indicated therein or for the periods covered thereby.

7. Financial Statements. The financial statements of the Company as of year 2022 (which shall mean the consolidated and unconsolidated financial statements, if consolidated financial statements have been prepared, or unconsolidated financial statements if consolidated financial statements have not been prepared; hereinafter the same), ~~and~~ the financial statements of the Company as of the end of the most recent fiscal year made available to the Purchaser, and the financial statements prepared as of June 30, 2023 in relation to the Spin-Off (collectively, the “Financial Statements”) have been prepared in accordance with the International Financial Reporting Standards as adopted in Korea (“K-IFRS”) applied on a consistent basis throughout the relevant periods or generally accepted accounting principles (the “Accounting Principle”), and fairly present the financial status, financial performance, cash flow and change in the capital of the Company as of the dates indicated therein or for the periods covered thereby.

22. Spin-Off. As of the Closing Date, the Company has lawfully and validly completed the Spin-Off processes in accordance with the Spin-Off plan and applicable Law, including the Korean Commercial Code. The Company’s rights, obligations, assets and liabilities have been transferred to the Newly Incorporated Spin-off Company as stipulated in the Spin-Off plan. The Spin-Off has been conducted and completed by lawfully and validly taking all measures which are necessary to sever the joint liabilities of the Surviving Company and the Newly Incorporated Spin-off Company under relevant Law and, accordingly, after the Spin-Off, the Newly Incorporated Spin-off Company’s liabilities shall be discharged at the Newly Incorporated Spin-off Company’s sole responsibility and expense and the Company shall be released from and against such liabilities. After the Spin-Off, all liabilities and responsibilities related to the Non-Target Businesses shall be solely attributed to the Newly Incorporated Spin-off Company and the Company shall not bear any liabilities or responsibilities in relation thereto. There is no asset, contract, or officer or employee transferred to the Newly Incorporated Spin-off Company under the Spin-Off that is either used exclusively or primarily for the Target Businesses or commonly used for both the Target Businesses and Non-Target Businesses. The Company continues to possess, or will possess, the officers, employees, assets, contracts and other resources that are necessary to carry on the Target Businesses in the same manner as currently conducted as of the Effective Date after the Spin-Off, and all procedures, third-party approvals and other obligations required under relevant Law or contract which may be necessary for the Company to carry on such businesses, the completion of the Spin-Off and/or in connection with the Spin-Off have been completed or procured as of the Closing Date. There is no economic expense or burden for which the Company is liable, or may become liable, in relation to the Spin-Off.

ARTICLE 2. AMENDMENT TO THE SHAREHOLDERS AGREEMENT

(1)	The Parties agree to amend the Shareholders Agreement as follows:

Before Amendment	After Amendment
WITNESSETH:	WITNESSETH:
WHEREAS, Seller 1 and Seller 2 have each entered into a share purchase agreement with the New Shareholder on April 12, 2023, under which each of Seller 1 and Seller 2 has agreed to sell 12,018 shares and 11,430 shares, respectively, of common stock of First Virtual Lab Inc., a company having its principal place of business at 2803-ho, GIFC Tower, 240, Kintex-ro, Ilsanseo-gu, Goyang-si, Gyeonggi-do, Korea (the “Company”) to the New Shareholder (the “Share Purchase Agreement”).	WHEREAS, Seller 1 and Seller 2 have each entered into a share purchase agreement with the New Shareholder on April 12, 2023, under which each of Seller 1 and Seller 2 has agreed to sell 12,018 shares and 11,430 shares, respectively, of common stock of First Virtual Lab Inc., a company having its principal place of business at 2803-ho, GIFC Tower, 240, Kintex-ro, Ilsanseo-gu, Goyang-si, Gyeonggi-do, Korea (the “Company”) to the New Shareholder ~~(the “Share Purchase Agreement”)~~.
WHEREAS, upon completion of the transaction contemplated under the Share Purchase Agreement, Seller 1, Seller 2, and the New Shareholder shall respectively own 4,382 shares, 4,170 shares, and 23,448 shares of common stock of the Company, which shall represent 9.53%, 9.07%, and 51% of the total outstanding common stock of the Company.

WHEREAS, on (i) January 19, 2024, Seller 1, Seller 2, and the New Shareholder have entered into an amendment agreement, under which the share purchase agreement specified in the preceding paragraph is retroactively terminated with respect to Seller 2 and amended in parts (the “Termination and Amendment Agreement”), and (ii) January 19, 2024, Seller 2 and the New Shareholder have entered into a share purchase agreement, whereby Seller 2 agreed to sell to the New Shareholder, and the New Shareholder agreed to purchase from Seller 2, 8,943 shares of common stock of the Company (the share purchase agreement specified in the preceding paragraph 1 (for the avoidance of any doubt, as amended in accordance with the Termination and Amendment Agreement) and the share purchase agreement specified in this paragraph shall hereinafter be individually or collectively, as the context may dictate, referred to as the “Share Purchase Agreement(s)”).

WHEREAS, upon completion of the transactions contemplated under the preceding paragraphs, Seller 1, Seller 2, and the New Shareholder shall respectively own 3,429 shares, 3,264 shares, and 18,347 shares of common stock of the Company, which shall represent 9.5%, 9.1%, and 51% of the total outstanding common stock of the Company (each or collectively as the context may dictate, the “Sale Shares”).

ARTICLE 1. DEFINITIONS	ARTICLE 1. DEFINITIONS
<Omitted>

<Omitted>

“Newly Incorporated Spin-off Company” means the company that has been newly established pursuant to the Spin-Off, which will engage in the Non-Target Businesses.

“Spin-Off” means the simple horizontal spin-off of the Company’s businesses, effective as of October 20, 2023, which has been completed in accordance with the Korean Commercial Code and the conditions agreed among the relevant parties, pursuant to which the Company’s prior businesses have been allocated such that the Newly Incorporated Spin-off Company will engage in those of the Company’s businesses whose scope has been separately agreed among the relevant parties (the “Non-Target Businesses”) and the Surviving Company will engage in the Company’s remaining businesses (the “Target Businesses”).

“Surviving Company” means the company that will engage in the Target Businesses after the Spin-Off.

5.1 Term and Termination

(2) This Agreement shall be effective from the Closing Date and shall remain in effect until (i) any of the Parties disposes of all of the Company’s issued shares that it owns in accordance with the conditions set forth in this Agreement, resulting in no longer owning any issued shares of the Company (in which case this Agreement shall only cease to be effective for such Party), (ii) the Company ceases to exist for any reason, (iii) the Share Purchase Agreement is terminated, or (iv) this Agreement is terminated by written agreement of the Parties.

5.1 Term and Termination

(2) This Agreement shall be effective from the Closing Date and shall remain in effect until (i) any of the Parties disposes of all of the Company’s issued shares that it owns in accordance with the conditions set forth in this Agreement, resulting in no longer owning any issued shares of the Company (in which case this Agreement shall only cease to be effective for such Party), (ii) the Company ceases to exist for any reason, (iii) all of the Share Purchase Agreements areis terminated, or (iv) this Agreement is terminated by written agreement of the Parties; provided, however, the execution of the Termination and Amendment Agreement does not constitute grounds for the termination of this Agreement.

6.1 Indemnification

(2) (ii) if any of the Existing Shareholders breaches its obligations under Article 4: an amount equal to fifty percent (50%) of the total aggregate amount of the Purchase Price set forth in Section 2.2(1) of the Share Purchase Agreement.

6.1 Indemnification

(2) (ii) if any of the Existing Shareholders breaches its obligations under Article 4: an amount equal to fifty percent (50%) of the total aggregate sum of the Purchase Price set forth in Section 2.2(1) of each of the Share Purchase Agreements (for the avoidance of any doubt, the said amount shall mean the total aggregate sum of the purchase prices set forth in the share purchase agreement to which Kim, Sungkwon is the seller and the share purchase agreement to which King Bear Film LLC is the seller).

ARTICLE 3. OBLIGATOIN TO RESTORE ORIGINAL STATE

(1)	The Parties shall undertake all necessary actions to effect the unwind, and restore the original state, as is to be made by reason of the Termination within ten (10) business days from the date of this Amendment (the “Restoration Period”).

(2)	Upon the expiration of the Restoration Period, the restoration of the original state to be made by reason of the Termination shall be deemed fully completed, and the Parties shall waive any claims to the contrary.

(3)	The Parties shall actively cooperate in connection with the restoration of the original state to be made by reason of the Termination or any subsequent actions related thereto, if reasonably required by the Company.

ARTICLE 4. EXPENSES FOR EXTERNAL AUDIT REPORTS

Notwithstanding anything contrary in Section 9.6 of the Share Purchase Agreement, any cost and expense incurred in connection with the preparation of the Company’s external audit reports required to be submitted to U.S. government agencies during the merger and listing process of the SPAC shall be borne by the Purchaser.

ARTICLE 5. MISCELLANEOUS

(1)	This Amendment shall come into effect upon the signature or execution by all Parties.

(2)	This Amendment shall be executed in Korean and English, and in the event of any discrepancy, the English version shall prevail.

(3)	The Parties agree that they shall not contest the validity of this Amendment under any circumstances.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER 1

By:	/s/ Kim, Sungkwon
Name:	Kim, Sungkwon
Address:	76, Arisu-ro 25-gil, Gangdong-gu, Seoul, Korea

Amendment Signature Page

SELLER 2

King Bear Film LLC

3435 Wilshire Blvd Suite 1100, Los Angeles, California 90010, USA

By:	/s/ Kim, Sungkwon
Name:	Kim, Sungkwon
Title:	Managing Member

Amendment Signature Page

PURCHASER

K Enter Holdings Inc.

16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex

By:	/s/ Lee, Yeongjae
Name:	Lee, Yeongjae
Title:	Representative Director

Amendment Signature Page